Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

October 13, 2020

Healthcare Merger Corp.

623 Fifth Avenue, 14th Floor

New York, NY 10022

Re:           Registration Statement on Form S-4 (File No. 333-248097)

Ladies and Gentlemen:

We have acted as special counsel to Healthcare Merger Corp., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of July 29, 2020 (the “Merger Agreement”), by and among (i) the Company, (ii) Sabre Merger Sub I, Inc. (“First Merger Sub”), a wholly owned subsidiary of the Company, (iii) Sabre Merger Sub II, LLC (“Second Merger Sub”), a wholly owned subsidiary of the Company, and (iv) Specialists On Call, Inc. (“SOC Telemed”).

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of up to 54,927,335 shares of common stock to be issued by the Company pursuant to the Merger Agreement (the “Shares”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any securities by the Company pursuant to the Registration Statement, (i) the Registration Statement shall become effective in accordance with the provisions of section 8(a) of the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) the business combination and transactions contemplated by the Merger Agreement and Registration Statement will be consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law and (iii) the stockholders of the Company will have approved the Merger Agreement and the other proposals set forth in the proxy statement/consent solicitation statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/consent solicitation statement/prospectus included in the Registration Statement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, and all applicable judicial and regulatory determinations in connection therewith. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change.  Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/consent solicitation statement/prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP